Exhibit 1.1


                                $430,000,000

                             KMART CORPORATION

                           9 7/8% NOTES DUE 2008


                             PURCHASE AGREEMENT


                                                              June 14, 2001

CREDIT SUISSE FIRST BOSTON CORPORATION,
J.P. MORGAN SECURITIES INC.
  As Representatives of the Several Purchasers,
    c/o Credit Suisse First Boston Corporation,
          Eleven Madison Avenue,
            New York, New York 10010-3629

Ladies and Gentlemen:

         1. Introductory. Kmart Corporation, a Michigan corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") U.S.$430,000,000 principal amount of its 9 7/8% Notes due 2008 ("Offered Securities"). The Offered Securities will be issued under an indenture, dated as of December 13, 1999, as supplemented by a third supplemental indenture, dated as of June 19, 2001 (collectively, the "Indenture"), between the Company and The Bank of New York, as Trustee. The United States Securities Act of 1933 is herein referred to as the "Securities Act." Pursuant to the Registration Rights Agreement, to be dated June 19, 2001, among the Company and the Purchasers (the "Registration Rights Agreement"), the Offered Securities will be exchanged for securities identical in all material respects to the Offered Securities and registered under the Securities Act (the "Exchange Securities").

         The Company hereby agrees with the several Purchasers as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

                  (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular (the "Preliminary Offering Circular") and offering circular (the "Offering Circular"), as supplemented as of the date of this Agreement, together with the documents incorporated by reference therein and any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "Offering Document." On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the "Commission") and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Michigan, has the corporate power and authority to own its property and conduct its business as described in the Offering Document and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (c) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and conduct its business as described in the Offering Document and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) This Agreement has been duly authorized, executed and delivered by the Company.

                  (e) The Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity.

                  (f) The Indenture has been duly authorized by the Company, and upon execution and delivery by the Company, and assuming due authorization, execution and delivery thereof by the Trustee, the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity.

                  (g) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity. The Exchange Securities have been duly authorized and, when executed by the Company and, when authenticated, issued and delivered in exchange for the Offered Securities pursuant to the Exchange Offer (as defined in the Registration Rights Agreement) will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity.

                  (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Registration Rights Agreement and the issuance and sale of the Offered Securities and the issuance of the Exchange Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except such contraventions as would not in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental agency or body is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Registration Rights Agreement or the issuance or sale of the Offered Securities or the issuance of the Exchange Securities, except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective and except such as may be required by the securities or Blue Sky laws of the various states and the securities laws of the jurisdictions outside the United States in connection with the offer and sale of the Offered Securities and Exchange Securities.

                  (i) Except as disclosed in the Offering Document and except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, and the Company and its subsidiaries hold any leased real or personal property that is material to the Company and its subsidiaries taken as a whole under valid and enforceable leases with no exceptions.

                  (j) The Company and its subsidiaries (i) are, to the Company's best knowledge, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Law"), (ii) have received, to the Company's best knowledge, all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance, to the Company's best knowledge, with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and it subsidiaries, taken as a whole.

                  (k) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

                  (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or other, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Offering Document (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (m) The Company is not and, after giving effect to the offering and sale of Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                  (n) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  (o) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities, or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities
         (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement and the Registration Rights Agreement.

                  (p) Subject to (i) the accuracy of the representations and warranties of the Purchasers in Section 4 of this Agreement,
         (ii) the due performance by the Purchasers of the covenants and agreements set forth in Section 4 of this Agreement, (iii) the Purchasers' compliance with the offering and transfer procedures and restrictions described in the Offering Document, (iv) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Document by purchasers to whom the Purchasers initially resell the Offered Securities and
         (v) that purchasers to whom the Purchasers initially resell the Offered Securities receive a copy of the Offering Document prior to such sale, the offer, sale and delivery of the Offered Securities to the Purchasers in the manner contemplated by this Agreement and the Offering Document and the initial resale of the Offered Securities by the Purchasers in the manner contemplated in the Offering Document and this Agreement, do not require registration under the Securities Act, and the Indenture does not require qualification under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (q) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 98.7345% of the principal amount thereof plus accrued interest from June 19, 2001 to the Closing Date (as hereinafter defined), the respective principal amounts of Securities forth opposite the names of the several Purchasers in Schedule A hereto.

         The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent Global Securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Purchasers in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of Kmart Corporation at the office of Dewey Ballantine LLP at 10:00 A.M. (New York time), on June 19, 2001, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the above office of Dewey Ballantine LLP at least 24 hours prior to the Closing Date.

         4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                  (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has not offered or sold, and will not offer or sell, any Offered Securities constituting part of its allotment within the United States, except in accordance with Rule 144A or Rule 903 under the Securities Act. Accordingly, neither such Purchasers nor their affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities. Terms used in this subsection
         (b) have the meanings given to them by Regulation S.

                  (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

                  (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                  (e) Each Purchaser severally represents and agrees that
         (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in
         Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

                  (a) The Company will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify CSFBC of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
         Section 6.

                  (b) The Company will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.

                  (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as CSFBC reasonably designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

                  (d) During the period of five years hereafter, the Company will furnish to CSFBC and, upon request, to each of the other Purchasers, as soon as reasonably practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to CSFBC and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

                  (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFBC each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

                  (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

                  (g) During the period of two years after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

                  (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Exchange Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities;
         (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) for any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions as CSFBC reasonably designates and the printing of memoranda relating thereto; (v) for any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities; and (vi) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers. The Company also will pay or reimburse the Purchasers (to the extent incurred by them) for all travel expenses of the Purchasers and the Company's officers and employees and any other expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

                  (i) In connection with the offering, until CSFBC shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

         6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Purchasers shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and to the effect that:

                           (i) in their opinion the financial statements
                  examined by them and included in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures
                  specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Exchange Act Reports;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited financial statements
                           included in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                    (B) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated total current assets or total assets, as compared with amounts shown on the latest balance sheet included in the Exchange Act Reports; or

                                    (C) for the period from the closing
                           date of the latest income statement included in the Exchange Act Reports to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated sales, net operating income or net earnings;

                  except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Exchange Act Reports disclose have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts
                  (or percentages derived from such dollar amounts) and other financial information contained in the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating in effect on the date of this Agreement of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

                  (c) The Purchasers shall have received an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, that:

                           (i) The Indenture and the Registration Rights
                  Agreement, assuming due authorization, execution and delivery of the Indenture and the Registration Rights Agreement by the respective parties thereto, will be the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity.

                           (ii) Assuming due authorization, execution and
                  delivery of the Indenture by the respective parties thereto, the Offered Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be entitled to be benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity. Assuming due authorization, execution and delivery of the Indenture by the respective parties thereto, the Exchange Securities, when executed and authenticated in accordance with the provisions of the Indenture and issued and delivered in accordance with the terms of the Exchange Offer (as defined in the Registration Rights Agreement), will be entitled to be benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity.

                           (iii) The execution and delivery by the Company
                  of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Registration Rights Agreement and the issuance and sale of the Offered Securities and the issuance of the Exchange Securities will not contravene any provision of Applicable Law (as defined below), except such contraventions as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole, provided that such counsel may state that they express no opinion under this paragraph with regard to the anti-fraud provisions of the Securities Act, the Exchange Act or the rules and regulations thereunder or the information contained in, the accuracy, completeness or correctness of, or the adequacy of disclosure contained in, the Offering Document which matters are addressed in paragraph 6(c)(iv) below and the second paragraph following paragraph 6(c)(vi) below; and no Governmental Approval is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Offered Securities or the Exchange Securities, except such as may be required by the securities or Blue Sky laws of the various states and the securities laws of the jurisdictions outside the United States in connection with the offer and sale of the Offered Securities and Exchange Securities.

                           (iv) The statements in the Offering Circular
                  under the captions "Description of the Notes" and "Plan of Distribution" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

                           (v) The Company is not and, after giving effect
                  to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended.

                           (vi) Assuming (i) the accuracy of the
                  representations and warranties of the Company set forth in Section 2 of this Agreement and of the Purchasers in
                  Section 4 of this Agreement, (ii) the due performance by the Company of the covenants and agreements set forth in
                  Section 5 of this Agreement and the due performance by the Purchasers of the covenants and agreements set forth in Section 4 of this Agreement, (iii) the Purchasers' compliance with the offering and transfer procedures and restrictions described in the Offering Document, (iv) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Document by purchasers to whom the Purchasers initially resell the Offered Securities and (v) that purchasers to whom the Purchasers initially resell the Offered Securities receive a copy of the Offering Document prior to such sale, the offer, sale and delivery of the Offered Securities to the Purchasers in the manner contemplated by this Agreement and the Offering Document and the initial resale of the Offered Securities by the Purchasers in the manner contemplated in the Offering Document and this Agreement, do not require registration under the Securities Act, and the Indenture does not require qualification under the Trust Indenture Act, it being understood that such counsel will not express any opinion as to any subsequent resale of any Offered Security.

                           For purposes of the foregoing opinion, such
                  counsel may state that (a) "Applicable Law" shall mean only the laws of the United States and the State of New York which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement (other than the rules and regulations of the National Association of Securities Dealers, Inc.), but without such counsel having made any special investigation as to the applicability of any specific law, rule or regulation except as specified herein, (b) "Governmental Approval" shall mean any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws, and (c) "Governmental Authority" means any New York or federal executive, legislative, judicial, administrative or regulatory body.

                           In addition, such counsel shall state that it
                  has participated in conferences with officers and representatives of the Company and representatives of the independent accountants of the Company at which the contents of the Offering Document and related matters were discussed, and although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Document and has made no independent check or verification thereof except for those made under the captions listed in paragraph 6(c)(iv) above, in each case insofar as such statements relate to provisions of documents described therein, on the basis of the foregoing, no facts have come to such counsel's knowledge that have led such counsel to believe that the Offering Document, or any amendment or supplement thereto, as of the date of this Agreement and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom.

                  (d) The Purchasers shall have received an opinion, dated the Closing Date, of Janet Kelley, Esq., General Counsel for the Company, that:

                           (i) The Company has been duly incorporated, is
                  validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as presently conducted and as described in the Offering Document and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (ii) Kmart of Michigan, Inc. has been duly
                  incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and conduct its business as described in the Offering Document and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (iii)Each of this Agreement, the Registration
                  Rights Agreement and the Indenture has been duly authorized, executed and delivered by the Company.

                           (iv) The Offered Securities and the Exchange
                  Securities have been duly authorized by the Company.

                           (v) The execution and delivery by the Company
                  of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement, the Offered Securities and the Exchange Securities and compliance with the terms and provisions hereof and thereof will not contravene any provision of Applicable Law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of which such counsel is aware, of any Governmental Authority, except such contraventions as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries, taken as a whole, provided that such counsel may state that they express no opinion under this paragraph with regard to the anti-fraud provisions of the Securities Act, the Exchange Act or the rules and regulations thereunder or the information contained in, the accuracy, completeness or correctness of, or the adequacy of the disclosure contained in, the Offering Document, which matters are addressed in other portions of the opinion; and no Governmental Approval is required for the performance by the Company of its obligations under this Agreement, except for the order of the Commission declaring the Exchange Offer Registration Statement or the Shelf Registration Statement effective and except such as may be required by the securities or Blue Sky laws of the various states and the securities laws of the jurisdictions outside the United States in connection with the offer and sale of the Offered Securities and Exchange Securities.

                           (vi) To the best of such counsel's knowledge and
                  except as described in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement; and to such counsel's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                           (vii) Such counsel is of the opinion that each
                  document filed pursuant to the Exchange Act and incorporated by reference in the Offering Document (except for financial statements and schedules and other financial statistical data included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

                           For purposes of the foregoing opinion, such
                  counsel may state that (a) "Applicable Law" shall mean only the laws of the United States and the State of Michigan which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement (other than the rules and regulations of the National Association of Securities Dealers, Inc.), but without such counsel having made any special investigation as to the applicability of any specific law, rule or regulation except as specified herein, (b) "Governmental Approval" shall mean any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws, and
                  (c) "Governmental Authority" means any Michigan or federal executive, legislative, judicial, administrative or regulatory body.

                           In addition, such counsel shall state that she
                  or members of her staff under her supervision have participated in conferences with officers and representatives of the Company and representatives of the independent accountants of the Company at which the contents of the Offering Document and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Document and has made no independent check or verification thereof except as specifically described above, on the basis of the foregoing, no facts have come to such counsel's knowledge that have led such counsel to believe that the Offering Document, or any amendment or supplement thereto, as of the date of this Agreement and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief with respect to the financial statements, schedules and other financial statistical data included or incorporated by reference therein or excluded therefrom or the exhibits to the Offering Document.

                  (e) The Purchasers shall have received from Dewey Ballantine LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters with reference to same in the Offering Circular. In rendering such opinion, Dewey Ballantine LLP may rely as to all matters governed by Michigan law upon the opinion of Janet Kelley, Esq. referred to above.

                  (f) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

                  (g) The Purchasers shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

         The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

                  (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the fifth paragraph, the second and third sentence in the seventh paragraph and the eighth and ninth paragraphs under the caption "Plan of Distribution"; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or
(b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

                  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

         8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010-3629, Attention:
Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Kmart Corporation, 3100 West Big Beaver Road, Troy, Michigan 48084-3163, Attention: General Counsel; provided, however, that any notice to a Purchaser pursuant to
Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

         12. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you, jointly or by CSFBC, will be binding upon all the Purchasers.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                                     Very truly yours,

                                                     KMART CORPORATION


                                            By: /s/  John T. McDonald, Jr.
                                                ------------------------------
                                                Name:  John T. McDonald, Jr.
                                                Title: Senior Vice President
                                                       and Treasurer


The foregoing Purchase Agreement
  is hereby confirmed and accepted
  as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
J.P. MORGAN SECURITIES INC.

Acting on behalf of themselves
and as the representatives
of the several Purchasers

By Credit Suisse First Boston Corporation


By /s/ Joseph D. Fashano
  -------------------------------
    Name:  Joseph D. Fashano
    Title: Director




                                 SCHEDULE A


                                                          Principal Amount of
                                                           Offered Securities


                  Purchaser

Credit Suisse First Boston Corporation...................       $215,000,000
J.P. Morgan Securities Inc...............................       $107,500,000
BNY Capital Markets, Inc. ...............................        $43,000,000
Fleet Securities, Inc. ..................................        $43,000,000
Banc One Capital Markets, Inc. ..........................        $21,500,000

                                                                -------------
                          Total..........................       $430,000,000